FILED                                                                Exhibit 3.1
IN THE OFFICE OF THE                                                  Filing for
SECRETARY OF STATE OF THE                                              Receipt#:
STATE OF NEVADA

JUL 29 1996

No. C1625896
/s/ Dean Heller
---------------
DEAN HELLER, SECRETARY OF STATE

                           Articles of Incorporation
                            (PURSUANT TO [ILLEGIBLE])
                                 STATE OF NEVADA
                               Secretary of State
                                                                  [ILLEGIBLE]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    IMPORTANT: Read instructions on reverse side before completing this form.
                         TYPE OR PRINT (BLACK INK ONLY)

1.    NAME OF CORPORATION: DYNAMIC INTERNATIONAL, LTD.

2. RESIDENT AGENT. (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

      Name of Resident Agent: THE CORPORATION TRUST COMPANY OF NEVADA

      Street Address: One         East First Street, Reno, Nevada  89501
                      ----------  --------------------------------------
                      Street No.  Street Name        City          Zip

3. SHARES: (number of shares the corporation is authorized to issue) Number of shares with par value: 50,000,000 Par value .0010
      Number of shares without par value: -0-

4. GOVERNING BOARD: shall be styled as (check one) |X| Directors |_| Trustees The FIRST BOARD OF DIRECTORS shall consist of 1 members and the names and addresses are as follows (attach additional page if necessary)

      Marton Grossman    58 Second Avenue, Brooklyn, N.Y. 11215
      ------------------ --------------------------------------
      Name               Address                 City/State/Zip

      ------------------ --------------------------------------
      Name               Address                 City/State/Zip

5. PURPOSE (optional -- see reverse side). The purpose of the corporation shall be:
      --------------------------------------------------------------------------

6.    OTHER MATTERS: This form includes the [ILLEGIBLE] to acceptance under NRS
      78. You may attach additional information pursuant to NRS 78.037 or any other information deemed appropriate. If any of the additional information is contradictory to this form it [ILLEGIBLE] and will be returned to for correction. Number of pages attached 1

7. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: ([ILLEGIBLE]) (attach additional pages if [ILLEGIBLE])

      Richard F. Horowitz
      ----------------------------------------  --------------------------------
      Name (print)                              Name (print)

      292 Madison Avenue, New York, N.Y. 10017
      ----------------------------------------  --------------------------------
      Address                   City/State/Zip  Address           City/State/Zip

      /s/ Richard F. Horowitz
      ----------------------------------------  --------------------------------
      Signature                                 Signature

      State of New York County of New York      State of       County of
               --------           ------------          -------         --------

      This instrument was acknowledged before   This instrument was acknowledged
      me on                                     before me on
      July 17, 1996, by                                                 19  , by
      --------   --                             ------------------------  --

      Richard F. Horowitz
      ----------------------------------------  --------------------------------
      Name of Persons                           Name of Persons

      as incorporator                           as incorporator
      of Dynamic International, Ltd.            of
         -------------------------------------    ------------------------------
      ([ILLEGIBLE] of party on behalf of whom   ([ILLEGIBLE] of party on behalf
      instruments was executed)                 of whom instruments was
                                                executed)

      /s/ [ILLEGIBLE]
      ----------------------------------------  --------------------------------
      Notary Public Signature                   Notary Public Signature

      (affix notary stamp or seal)              (affix notary stamp or seal)
      [ILLEGIBLE]
      Notary Public, State of New York
      No. [ILLEGIBLE]
      [ILLEGIBLE]
      Commission Expires Dec. 27, 1996

8.    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT
      The Corporation Trust Company of Nevada hereby accepts appointment or
      ---------------------------------------
      Resident Agent for the above assumed corporation

      The Corporation Trust Company of Nevada
      By:                                       7/29/96
                                                --------------------------------
      /s/ [ILLEGIBLE]                                                       Date
      ----------------------------------------
      Signature of Resident Agent (NY)
      (Assistant Secretary)


                                    RECEIVED
                                   JUL 29 1996
                                 /s/ [ILLEGIBLE]
                                 ---------------
                               SECRETARY OF STATE

                    ATTACHMENT TO ARTICLES OF INCORPORATION

                                       OF

                          DYNAMIC INTERNATIONAL, LTD.

      6. OTHER MATTERS: No director of officer of the corporation shall have any personal liability for damages for breach of fiduciary duty as a director or officer, provided, however, this provision does not eliminate or limit the liability of any director or officer for:

            (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

            (b) The payment of distributions in violation of NRS 78.300.

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JUL 29 1996

No. C16258-96
/s/ Dean Heller
---------------
DEAN HELLER, SECRETARY OF STATE

GLOBAL

                               ARTICLES OF MERGER

                                       OF

                             DYNAMIC CLASSICS, LTD.

                                      INTO

                          DYNAMIC INTERNATIONAL, LTD.

      FIRST: The name of the surviving entity is Dynamic International, Ltd., and the place of its organization is the jurisdiction of Nevada. The name and place of organization of the entity being merged into the surviving entity is Dynamic Classics, Ltd., organized in the jurisdiction of Delaware.

      SECOND: A plan of merger was adopted by each entity that is a party to this merger.

      THIRD: The plan of merger or exchange was adopted by Dynamic Industries, Ltd. by unanimous consent.

      FOURTH: The complete executed plan of merger is on file at the place of business of Dynamic International, Ltd. located at 52 Second Avenue, Brooklyn, New York 11215. and a copy of the plan will be furnished by Dynamic International, Ltd., on request and without cost to any owner of any entity which is a party to this merger.

      FIFTH: All entities party to this merger have complied with laws of their respective jurisdiction concerning this merger.

      SIXTH: This merger shall be effective on filing of these Articles of Merger.

                                               DYNAMIC INTERNATIONAL, LTD.


                                               By: /s/ Marton Grossman
                                                   -----------------------------
                                                   Marton Grossman, President


                                               By: /s/ Isaac Grossman
                                                   -----------------------------
                                                   Isaac Grossman, Secretary

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


On July 19, 1996, personally appeared before me, a Notary Public Marton Grossman and Isaac Grossman who acknowledged that they executed the above instrument.

                                               /s/ Richard F. Horowitz
                                               ---------------------------------
                                               Notary Public


                              RICHARD F. HOROWITZ
                        Notary Public, State of New York
                                No. 31-6967915
                          Qualified in New York County
                     Commission Expires February 28, 1997.

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

SEP 26 1996

No. C16258-96
/s/ Dean Heller
---------------
DEAN HELLER, SECRETARY OF STATE

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                          DYNAMIC INTERNATIONAL, LTD.

      We the undersigned, Marton Grossman, President, and Isaac Grossman, Secretary of Dynamic International, Ltd.

do hereby certify:

      That the Board of Directors of said corporation by unanimous written consent in lieu of a meeting adopted a resolution to amend the original articles as follows:

      Article 3 is hereby amended as follows:

      (a) The aggregate number of shares which the corporation shall be authorized to issue shall be SIXTY MILLION (60,000,000) divided in FIFTY MILLION (50,000,000) shares of Common Stock, par value $0.001 and TEN MILLION (10,000,000) shares of Preferred Stock, par value $.001. At 5:00 p.m. on the date of the filing of these Articles of Amendment to its Articles of Incorporation all issued and outstanding shares of Common Stock shall without further action by the holders thereof or the corporation be combined at the rate of 0.20 (one fifth) for one. No fractional shares shall be issued. All fractional shares shall be increased to the next higher whole number of shares.

      (b) Preferred Stock. (1) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designation, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

      (A) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof by like action of then outstanding) from time to time by like action by the Board of Directors;

      (B) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or noncumulative;

      (C) The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for, shares of any other class or classes, or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

      (D) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

      (E) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up, of the Corporation;

      (F) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

      (G) The voting powers, if any, of the holders, of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

      (2) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in paragraph (b)(1) of this ARTICLE 3 and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to paragraph
(b)(1) of this ARTICLE 3 that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting therein shall be required for the issuance of any or all other series of Preferred Stock.

      (3) Subject to the provisions of subparagraph 2 of this paragraph (b), shares of Common Stock or any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

      (4) The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

        The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 15,993,990; that the said change(s) and amendment have been consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                               /s/ Marton Grossman
                                               ---------------------------------
                                               Marton Grossman, President

                                               /s/ Issac Grossman
                                               ---------------------------------
                                               Issac Grossman, Secretary

State of New York    )
                     )ss
County of Kings      )

      On September 23, 1997 personally appeared before me, a Notary Public, Marton Grossman and Isaac Grossman who acknowledged that they executed the above instrument.

                                            /s/ Kristine S. VanDenVouver
                                            ----------------------------

     KRISTINE S. VANDENVOUVER
 NOTARY PUBLIC, State of New York
          No. [ILLEGIBLE]
     Qualified in Kings County
Commission expires October 07, 1998
      (Notary Stamp or Seal)

[SEAL]   DEAN HELLER
         Secretary of State

         101 North Carson Street, Suite 8
         Carson City, Nevada [ILLEGIBLE]
         [ILLEGIBLE]

                          --------------------------- Office Use Only
                                 Certificate of
                                   Amendment
                          (PURSUANT TO NRS 72.385 and
                                    73.390)
                          ---------------------------

                                                        FILED #C16258-96

                                                           NOV 06 2000
                                                         IN THE OFFICE OF
                                                         /s/ Dean Heller
                                                 DEAN HELLER, SECRETARY OF STATE

Important: Read attached instructions before completing form.
--------------------------------------------------------------------------------

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 72.385 and 73.390 - After Issuance of Stock)
                             - Remit in Duplicate -

1. Name of Corporation: Dynamic International, Ltd.
                        --------------------------------------------------------

--------------------------------------------------------------------------------

2. The articles have been amended as follows (provide article numbers, if available):

      "1. Name of Corporation: Emergent Group Inc."
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: majority.*
                                                       --------

4. Signatures (Required):

/s/ Mark Waldron                              /s/ Amy Lai
---------------------------                   ---------------------------
President                               and   Secretary
Mark Waldron                                  Amy Lai

* If any proposed amendment would alter or change any preference or any relative right or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

                                                                     [ILLEGIBLE]

                                                        FILED #C16258-96

                                                           MAR 19 2001
                                                        IN THE OFFICE OF
                                                         /s/ Dean Heller
                                                 DEAN HELLER, SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                               EMERGENT GROUP INC.

      EMERGENT GROUP INC., a corporation organized under the laws of the State of Nevada, (the "Corporation") by its president and secretary does hereby certify:

      1. That the Board of Directors of the Corporation, by written consent dated the 16th day of March, 2001 in lieu of a meeting, pursuant to Section
78.315 of the Nevada General Corporation Law, resolved that the following change and amendment to the Articles of Incorporation is advisable:

            Paragraph (a) of Article 3 of said Articles of Incorporation shall be amended to read as follows; "The aggregate number of shares that the corporation shall be authorized to issue shall be ONE HUNDRED TEN MILLION (110,000,000), consisting of ONE HUNDRED MILLION (100,000,000) shares of Common Stock, par value $0.001, and TEN MILLION (10,000,000) shares of Preferred Stock, par value $0.001."

      2. That the number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 44,173,280; that said change and amendment has been consented to and authorized by the written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

      IN WITNESS WHEREOF, Emergent Group Inc. has caused this certificate to be signed by its President and its Secretary and its corporate seal to be hereto affixed this 16th day of March, 2001.

                                      EMERGENT GROUP INC.


                                      By /s/ Mark Waldron
                                         ---------------------------
                                             Mark Waldron, President


                                      By /s/ Amy Lai
                                         ---------------------------
                                             Amy Lai, Secretary

STATE OF NEW YORK           )
                            ) ss.
COUNTY OF NEW YORK          )

      On March 16, 2001, personally appeared before me, [ILLEGIBLE], a Notary Public, Mark Waldron and Amy Lai, who acknowledged that they executed the above instrument.

         /s/ [ILLEGIBLE]
         ---------------
         (Notary Public)
           [ILLEGIBLE]
NOTARY PUBLIC, State of New York
         No. [ILLEGIBLE]
   Qualified in Nassau County
 Commission expires July 6, 2001